EXHIBIT 99.4

                      INNOVATIVE VALVE TECHNOLOGIES, INC.

                        PART I -- FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

              INNOVATIVE VALVE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                           DECEMBER 31,         MARCH 31,
                                               1997               1998
                                           ------------      -------------
                                                              (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
Cash....................................   $  2,544,450       $    365,094
Accounts receivable, net of allowance of
  $1,079,857 and $1,423,465.............     17,680,697         27,851,234
Inventories, net........................     15,987,765         20,996,852
Prepaid expenses and other current
  assets................................      1,171,090          1,763,520
Deferred tax asset......................      3,723,448          3,944,898
                                           ------------      -------------
          Total current assets..........     41,107,450         54,921,598
PROPERTY AND EQUIPMENT, net.............     11,474,701         16,279,083
GOODWILL, net...........................     48,387,981         81,128,397
PATENT COSTS, net.......................        682,436            675,064
OTHER NONCURRENT ASSETS, net............      3,780,115          3,916,521
                                           ------------      -------------
                                           $105,432,683       $156,920,663
                                           ============      =============

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term debt.........................   $  4,660,924       $      --
Current maturities of long-term debt....        304,310            642,113
Accounts payable and accrued expenses...     14,910,638         18,610,425
                                           ------------      -------------
          Total current liabilities.....     19,875,872         19,252,538

LONG-TERM DEBT, net.....................        318,911            321,555
CREDIT FACILITY.........................     11,750,000         50,127,800
CONVERTIBLE SUBORDINATED DEBT...........     12,493,178         12,916,928
OTHER LONG-TERM OBLIGATIONS.............      1,125,417          1,247,624
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Common stock, $.001 par value,
       30,000,000 shares authorized,
       7,890,198 and 8,702,338 shares
       issued and outstanding...........          7,890              8,702
     Additional paid-in capital.........     70,212,035         82,141,828
     Retained deficit...................    (10,350,620)        (9,096,312)
                                           ------------      -------------
          Total stockholders' equity....     59,869,305         73,054,218
                                           ------------      -------------
                                           $105,432,683       $156,920,663
                                           ============      =============

   The accompanying notes are an integral part of these consolidated financial statements.

              INNOVATIVE VALVE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                  THREE MONTHS
                                                 ENDED MARCH 31
                                          ---------------------------
                                              1997           1998
                                          ------------   ------------
REVENUES................................  $  6,944,997  $  33,504,037
COST OF OPERATIONS......................     4,750,866     22,548,216
                                          ------------  -------------
     Gross profit.......................     2,194,131     10,955,821
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................     1,951,357      8,058,774
SPECIAL COMPENSATION EXPENSE ...........     2,605,005         --
                                          ------------  -------------
     Income (loss) from operations......    (2,362,231)     2,897,047
OTHER INCOME (EXPENSE):
     Interest expense, net..............      (342,699)      (709,490)
     Other..............................           (38)        12,983
                                          ------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES.......    (2,704,968)     2,200,540
PROVISION (BENEFIT) FOR INCOME TAXES....      (549,416)       946,232
                                          ------------  -------------
NET INCOME (LOSS).......................  $ (2,155,552)  $  1,254,308
                                          ============  =============

NET INCOME (LOSS) BEFORE DIVIDENDS
  APPLICABLE TO PREFERRED STOCK.........  $ (2,155,552)  $  1,254,308
PREFERRED STOCK DIVIDENDS...............       (47,500)         --
                                          -------------  ------------
NET INCOME (LOSS) APPLICABLE TO COMMON
  SHARES................................  $ (2,203,052)  $  1,254,308
                                          =============  ============
EARNINGS PER SHARE - BASIC..............  $      (1.06)  $       0.16
                                          =============  ============
EARNINGS PER SHARE - DILUTED............  $      (1.06)  $       0.15
                                          =============  ============
WEIGHTED AVERAGE SHARES
  OUTSTANDING - BASIC...................     2,087,941      8,029,092
                                          =============  ============
WEIGHTED AVERAGE SHARES
  OUTSTANDING - DILUTED.................     2,087,941      8,684,764
                                          =============  ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

              INNOVATIVE VALVE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                             MARCH 31
                                                   -----------------------------
                                                          1997           1998
                                                   ------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss) .........................   $ (2,155,552)   $  1,254,308
     Adjustments to reconcile net income
      (loss) to net cash used in
        operating activities --
       Depreciation and amortization ...........        141,949         736,916
       Special compensation expense ............      2,605,005            --
       Deferred taxes ..........................           --           241,778
       (Increase) decrease in --
          Accounts receivable ..................     (1,837,333)     (3,651,014)
          Inventories ..........................        131,026      (1,732,334)
          Prepaid expenses and other
              current assets ...................       (838,886)       (653,373)
          Other noncurrent assets ..............       (629,916)        766,418
       Increase (decrease) in --
          Accounts payable and accrued
              expenses .........................      1,616,525      (1,249,657)
                                                   ------------    ------------
             Net cash used in operating
                activities .....................       (967,182)     (4,286,958)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and
        equipment ..............................        (80,881)       (746,162)
    Business acquisitions, net of cash
        acquired of $39,250 and $185,094 .......    (10,186,417)    (30,674,244)
                                                   ------------    ------------
             Net cash used in investing
                activities .....................    (10,267,298)    (31,420,406)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of long-term debt ..............     10,743,245            --
     Repayments of long-term debt ..............           --          (151,208)
     Repayments of short-term debt .............           --        (4,660,924)
     Net borrowings on credit facility .........           --        38,377,800
     Payments on noncompete
        obligations ............................           --           (65,160)
     Proceeds from exercise of stock
          options ..............................           --            27,500
     Proceeds from exercise of common
        stock warrant ..........................        596,000            --
     Preferred stock dividends .................        (47,500)           --
                                                   ------------    ------------
             Net cash provided by
                financing activities ...........     11,291,745      33,528,008

NET INCREASE (DECREASE) IN CASH ................         57,265      (2,179,356)
CASH, beginning of period ......................        396,637       2,544,450
                                                   ------------    ------------
CASH, end of period ............................   $    453,902    $    365,094
                                                   ============    ============
SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid for interest ....................   $    342,699    $    397,244
     Cash paid for income taxes ................   $       --      $    333,111

              The accompanying notes are an integral part of these
                       consolidated financial statements.

              INNOVATIVE VALVE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.      BASIS OF PRESENTATION:

        Innovative Valve Technologies, Inc. ("Invatec") was incorporated in Delaware in March 1997 to create the leading single-source provider of comprehensive maintenance, repair, replacement and value-added distribution services for industrial valves and related process-system components throughout North America. Except for its purchase of an established business in July 1997, Invatec conducted no operations of its own prior to the closing on October 28, 1997 of (i) its initial public offering (the "IPO") of its common stock ("Common Stock"), (ii) its purchase of two established businesses and (iii) a merger (the "SSI Merger") in which The Safe Seal Company, Inc. ("SSI") became its subsidiary. Earlier in 1997, SSI had purchased three established businesses. SSI and its subsidiaries were affiliates of Invatec prior to the SSI Merger.

     For financial reporting purposes, SSI is presented as the "accounting acquirer" of the seven businesses it and Invatec purchased through the IPO closing date(collectively, the "Initial Acquired Businesses"), and, as used herein, the term "Company" means (i) SSI and its consolidated subsidiaries prior to October 31, 1997 and (ii)Invatec and its consolidated subsidiaries (including
SSI) on that date and thereafter.

        Following the IPO, the Company purchased four businesses in the fourth quarter of 1997 and three businesses in the first quarter of 1998 (these businesses, together with the Initial Acquired Businesses, are referred to herein as the "Acquired Businesses"). The Company is accounting for the acquisitions of the Aqcuired Businesses in accordance with the purchase method of accounting. The allocation of the purchase prices paid to the assets acquired and the liabilities assumed in the acquisitions of the Acquired Businesses has been recorded initially on the basis of preliminary estimates of fair value and may be revised as additional information concerning the valuation of those assets and liabilities becomes available. The accompanying historical consolidated statements of operations present historical information of the Company which gives effect to the acquisitions as of their respective acquisition dates.

        The consolidated financial statements herein have been prepared by the Company without audit, pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC") which permit certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles to be condensed or omitted. The Company believes the presentation and disclosures herein are adequate to make the information not misleading, and the financial statements reflect all elimination entries and normal adjustments that are necessary for a fair presentation of the results for the interim periods ended March 31, 1997 and 1998.

              INNOVATIVE VALVE TECHNOLOGIES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Operating results for interim periods are not necessarily indicative of the results for full years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fluctuations in Operating Results" in
Item 2 of this Part I. Invatec's Annual Report on Form 10-K/A for the year ended December 31, 1997 (the "1997 10-K Report") includes the Company's consolidated financial statements and related notes for 1997.

2.    NEW ACCOUNTING PRONOUNCEMENT:

     Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income (such as additional minimum pension liability changes, currency translation adjustments, unrealized gains and losses on available for sale securities). The Company adopted this standard effective January 1, 1998. The adoption of this standard did not have a material impact on its consolidated financial statements. For the three month period ended March 31, 1998, there were no material items of comprehensive income other than net income.

3.  INCOME TAXES:

     Certain of the Acquired Businesses' were subject to the provisions of subchapter S of the Internal Revenue Code prior to their acquisition by the Company. Under these provisions, their former stockholders paid income taxes on their proportionate share of the earnings of these businesses. Because the stockholders were taxed directly, their businesses paid no federal income tax and only certain state income taxes.

     The Company files a consolidated federal income tax return that includes the operations of the Acquired Businesses for periods subsequent to their respective acquisition dates.

     The provision for income taxes included in the unaudited consolidated statement of operations for the three months ended March 31, 1997 differs from statutory federal and state rates primarily because of the partial recognition of certain net operating loss benefits carried forward by SSI.

               INNOVATIVE VALVE TECHNOLOGIES INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

4.  EARNINGS PER SHARE:

     The computation of net income per share of common stock for the interim periods presented is presented in accordance with SFAS No. 128 "Earnings Per Share" based on the following shares of Common Stock outstanding:

                                                           1997          1998
                                                           ----          ----

Issued and outstanding at January 1 ..............      1,481,919      7,890,198
Issued to acquire a business in the
   first quarter of 1998(weighted) ...............           --          134,638
Issued for stock options exercised
   and warrants exercised ........................        606,022          4,256
                                                        ---------      ---------
Weighted average shares outstanding
   - basic .......................................      2,087,941      8,029,092
Dilutive effect of shares issuable
 on conversion of convertible notes ..............           --          363,502
Dilutive effect of shares issuable
 on exercise of stock options ....................           --          292,170
                                                        ---------      ---------
Weighted average shares outstanding -
  diluted ........................................      2,087,941      8,684,764
                                                        =========      =========

The weighted average diluted earnings per share reflects the effect of convertible subordinated notes which were outstanding during the periods presented. The interest expense related to dilutive convertible subordinated notes was approximately $46,000.

5.    ACQUISITIONS:

        During the quarter ended March 31, 1998, the Company acquired three businesses for $30.4 million in cash and assumed debt, $0.4 million of convertible subordinated notes and 807,828 shares of Common Stock. Of the total purchase price paid for these acquisitions, $11 million has been allocated to the net assets acquired and the remaining $32 million has been recorded as goodwill. These acquisitions were accounted for as purchases and the accompanying balance sheet as of March 31, 1998 includes preliminary allocations of the respective purchase prices and are subject to final adjustment.

        The following table reflects, on an unaudited pro forma basis, certain results of the combined operations of the Company as if the IPO, the SSI Merger, the Company's acquisitions of Acquired Businesses in 1997 and the first quarter of 1998 and certain other events and transactions discussed in Note 1 had taken place on January 1, 1997.

        These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations the Company would have obtained had the acquisitions taken effect on January 1, 1997, has obtained since the dates of acquisition or may obtain in the future.

               INNOVATIVE VALVE TECHNOLOGIES INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

                                                               March 31,
                                                     ---------------------------
                                                          1997            1998
                                                       ---------        -------
                                                    (Unaudited and in thousands,
                                                        except per share data)

Revenues .......................................         $39,606         $39,315
Income before income taxes .....................             669           2,034
Net income .....................................             381           1,160
                                                         =======         =======
Earnings per share - basic .....................         $  0.04         $  0.13
                                                         =======         =======
Earnings per share - diluted ...................         $  0.04         $  0.13
                                                         =======         =======